Exhibit 99.1

BREAD FINANCIAL ANNOUNCES EARLY TENDER RESULTS OF ITS PREVIOUSLY ANNOUNCED
CASH TENDER OFFERS AND EXTENDS TOTAL CONSIDERATION THROUGH THE
EXPIRATION DATE

Columbus, Ohio, August 7, 2025 – Bread Financial Holdings, Inc. (NYSE: BFH) (“Bread Financial” or the “Company”) announced that as of 5:00 p.m., New York City time, on August 6, 2025 (the “Early Participation Date”), pursuant to and in accordance with its previously announced cash tender offers (the “Tender Offers”) described in the Offer to Purchase, dated July 24, 2025 (as it may be amended or supplemented, the “Offer to Purchase”), $28,402,000 in aggregate principal amount of the Company’s 9.750% Senior Notes due 2029 (the “2029 Notes”) and $121,000 in aggregate principal amount of the Company’s 8.375% Fixed-Rate Reset Subordinated Notes due 2035 (the “2035 Notes” and, together with the 2029 Notes, the “Notes”) had been validly tendered (and not validly withdrawn) on or prior to the Early Participation Date and such Notes are expected to be accepted for purchase for Total Consideration (as defined below) (excluding accrued interest payable) of $1,070 for each $1,000 principal amount of the 2029 Notes and $1,025 for each $1,000 principal amount of the 2035 Notes. Subject to satisfaction or waiver of the conditions set forth in the Offer to Purchase, the Company anticipates that settlement of such Notes will occur on August 11, 2025 (the “Early Payment Date”).

Title of Security	CUSIP / ISIN	Aggregate Outstanding Principal Amount	Aggregate Principal Amount Tendered and Expected to be Accepted for Purchase on the Early Payment Date(1)(2)	Total Consideration(3)(4)
9.750% Senior Notes due 2029	144A: 018581AP3 / US018581AP34 Reg S: U01797AK2 / USU01797AK20 Reg S: U01797AL0 / USU01797AL03	$750,012,000.00	$28,402,000	$1,070
8.375% Fixed-Rate Reset Subordinated Notes due 2035	144A: 018581AQ1 / US018581AQ17 Reg S: U01797AM8 / USU01797AM85	$400,000,000.00	$121,000	$1,025

(1)    As of the Early Participation Date.
(2)    Subject to satisfaction or waiver of the conditions set forth in the Offer to Purchase, the Company anticipates that Notes tendered on or prior to the Early Participation Date will be accepted for purchase in accordance with the terms of the Tender Offers on August 11, 2025. However, there can be no assurance that the conditions set forth in the Offer to Purchase will be satisfied or waived.
(3)    Per $1,000 principal amount of Notes accepted for purchase by the Company, in each case being the applicable Maximum Bid Price set forth in the Offer to Purchase. In addition, accrued and unpaid interest will be paid on all Notes accepted for purchase from the applicable last interest payment date to, but not including, the date on which the Notes are purchased.
(4)    Includes the Early Participation Amount of $50.00 (as defined below).

The Tender Offers are hereby amended to provide that the applicable Total Consideration, including the Early Participation Amount, will be paid for all Notes validly tendered and not validly withdrawn on or prior to the applicable Expiration Date (as defined in the Offer to Purchase). Therefore, any Holders who validly tender their Notes after the Early Participation Date but on or prior to the Expiration Date will be entitled to receive the Total Consideration, and not the Tender Consideration (as defined in the Offer to Purchase), at the Final Payment Date (as defined in the Offer to Purchase), subject to the applicable Sublimit and Aggregate Tender Cap (each as defined in the Offer to Purchase) and the satisfaction or waiver of the conditions set forth in the Offer to Purchase.

The Withdrawal Date (as defined in the Offer to Purchase) occurred at 5:00 p.m., New York City time, on August 6, 2025 and has not been extended. Therefore, Holders who validly tendered and did not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on August 6, 2025 may not withdraw their tendered Notes.

J.P. Morgan Securities LLC is acting as the sole lead dealer manager (the “Sole Lead Dealer Manager”) and BMO Capital Markets Corp., CIBC World Markets Corp., KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., Fifth Third Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are serving as co-dealer managers for the Tender Offers (the “Co-Dealer Managers” and, together with the Sole Lead Dealer Manager, the “Dealer Managers”). D.F. King, Inc. is serving as the information agent and tender agent. Copies of the Offer to Purchase and related tender offering materials are available by contacting the information agent at (212) 448-4476 (banks and brokers) and at (866) 340-7108 or by email at bread@dfking.com. Questions regarding the Tender Offers should be directed to J.P. Morgan at (866) 834-4666 (toll free) or (212) 834-7489 (collect).

This news release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The tender offers were made only by, and pursuant to the terms of, the Offer to Purchase. The tender offers were not made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the tender offers be made by a licensed broker or dealer, the tender offers were made by the Dealer Managers on behalf of the Company. None of the Company, D.F. King, Inc., as Tender and Information Agent, or the Dealer Managers, nor any of their respective affiliates, has made any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offers.

Cautionary Statement on Forward-Looking Language
This news release may contain forward-looking statements, including, but not limited to, our financing plans and the details thereof, including the proposed tender offers of the Notes and the other expected effects of such transaction. Forward-looking statements may generally be identified by the use of the words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, interest rates, labor market conditions, recessionary pressures or concerns over a prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behaviors; global political and public health events and conditions, including significant shifts in trade policy, such as changes to, or the imposition of, tariffs and/or trade barriers and any economic impacts, volatility, uncertainty and geopolitical instability resulting therefrom, as well as ongoing wars and military conflicts and natural disasters; future credit performance of the Company’s customers, including the level of future delinquency and write-off rates;

loss of, or reduction in demand for services from, significant brand partners or customers in the highly competitive markets in which the Company operates, including competition from new and non-traditional competitors, such as financial technology companies, and with respect to new products, services and technologies, such as the emergence or increase in popularity of agentic commerce, digital payment platforms and currencies and other alternative payment and deposit solutions; the concentration of the Company’s business in U.S. consumer credit; increases or volatility in the Allowance for credit losses that may result from the application of the current expected credit loss (CECL) model; inaccuracies in the models and estimates on which the Company relies, including the amount of its Allowance for credit losses and our credit risk management models; increases in fraudulent activity; failure to identify, complete or successfully integrate or disaggregate business acquisitions, divestitures and other strategic initiatives, including, with respect to divested businesses, any associated guarantees, indemnities or other liabilities; the extent to which the Company’s results are dependent upon its brand partners, including its brand partners’ financial performance and reputation, as well as the effective promotion and support of the Company’s products by brand partners; increases in the cost of doing business, including market interest rates; the Company’s level of indebtedness and inability to access financial or capital markets, including asset-backed securitization funding or deposits markets; restrictions that limit the ability of Comenity Bank and Comenity Capital Bank (the “Banks”) to pay dividends to the Company; pending and future litigation; pending and future federal, state, local and foreign legislation, regulation, supervisory guidance and regulatory and legal actions including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; increases in regulatory capital requirements or other support for the Banks; impacts arising from or relating to the transition of the Company’s credit card processing services to third party service providers that it completed in 2022; failures or breaches in the Company’s operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects, failure of its information security controls or otherwise; loss of consumer information or other data due to compromised physical or cyber security, including disruptive attacks from financially motivated bad actors and third party supply chain issues; and any tax or other liability or adverse impacts arising out of or related to the spinoff of the Company’s former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. and certain of its subsidiaries and subsequent litigation or other disputes. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and the Company undertakes no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

About Bread Financial
Bread Financial® (NYSE: BFH) is a tech-forward financial services company that provides simple, personalized payment, lending, and saving solutions to millions of U.S. consumers. Our payment solutions, including Bread Financial general purpose credit cards and savings products, empower our customers and their passions for a better life. Additionally, we deliver growth for some of the most recognized brands in travel & entertainment, health & beauty, jewelry and specialty apparel through our private label and co-brand credit cards and pay-over-time products providing choice and value to our shared customers.

Contacts
Brian Vereb – Investor Relations
Brian.Vereb@BreadFinancial.com

Susan Haugen – Investor Relations
Susan.Haugen@BreadFinancial.com

Rachel Stultz – Media
Rachel.Stultz@BreadFinancial.com

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